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                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated October 3, 2000 accompanying the consolidated financial statements of TopClick International, Inc. in the Form S-8 Registration Statement of TopClick International, Inc.


Davidson & Company
Chartered Accounts

Vancouver, Canada

December 27, 2000